Exhibit 99.1

CarGurus Announces Fourth Quarter 2018 and Full Year 2018 Results

Fourth Quarter Highlights:

• Total revenue of $126.1 million, an increase of 39% year-over-year

• GAAP operating income of $6.9 million; non-GAAP operating income of $12.7 million

• GAAP net income of $12.5 million; non-GAAP net income of $12.2 million

• Adjusted EBITDA of $14.0 million

Full Year 2018 Highlights:

• Total revenue of $454.1 million, an increase of 43% year-over-year

• GAAP operating income of $23.2 million; non-GAAP operating income of $44.0 million

• GAAP net income of $65.2 million; non-GAAP net income of $40.8 million

• Adjusted EBITDA of $49.0 million

CAMBRIDGE, MA:  February 28, 2019 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2018.

“I’m pleased to share we had a strong fourth quarter that was marked by several key developments,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “We generated strong audience growth across both our US and International segments, added audience retargeting to our digital marketing product portfolio, announced our intent to purchase PistonHeads, and we exceeded our revenue, operating profit, and earnings per share guidance for the fourth quarter and fiscal year.”

Revenue

Fourth Quarter 2018:

•     Total revenue was $126.1 million, an increase of 39% compared to $90.6 million in the fourth quarter of 2017.

•     Marketplace subscription revenue was $113.0 million, an increase of 40% compared to $80.8 million in the fourth quarter of 2017.

•     Advertising and other revenue was $13.1 million, an increase of 34% compared to $9.8 million in the fourth quarter of 2017.

Full Year 2018:

•     Total revenue was $454.1 million, an increase of 43% compared to $316.9 million in 2017.

•     Marketplace subscription revenue was $405.8 million, an increase of 44% compared to $282.7 million in 2017.

•      Advertising and other revenue was $48.3 million, an increase of 41% compared to $34.2 million in 2017.

Operating Income

Fourth Quarter 2018:

•     GAAP operating income was $6.9 million, or 5% of total revenue, compared to approximately break-even, or less than 1% of total revenue, in the fourth quarter of 2017.

•     Non-GAAP operating income was $12.7 million, or 10% of total revenue, compared to $4.8 million, or 5% of total revenue, in the fourth quarter of 2017.

Full Year 2018:

•     GAAP operating income was $23.2 million, or 5% of total revenue, compared to $15.3 million, or 5% of total revenue, in 2017.

•     Non-GAAP operating income was $44.0 million, or 10% of total revenue, compared to $20.3 million, or 6% of total revenue, in 2017.

Net Income & Adjusted EBITDA

Fourth Quarter 2018:

•     GAAP net income was $12.5 million, or $0.11 per share based on 113.4 million weighted-average diluted shares outstanding during the fourth quarter ended December 31, 2018, as compared to net income of $2.3 million, or $0.02 per share based on 103.2 million weighted-average diluted shares outstanding during the fourth quarter ended December 31, 2017.

•     Non-GAAP net income was $12.2 million, or $0.11 per share based on 113.4 million non-GAAP weighted-average diluted shares outstanding during the fourth quarter ended December 31, 2018, compared to $5.3 million, or $0.05 per share based on 113.7 million non-GAAP weighted-average diluted shares outstanding during the fourth quarter ended December 31, 2017.

•     Adjusted EBITDA, a non-GAAP metric, was $14.0 million, compared to $6.0 million in the fourth quarter of 2017.

Full Year 2018:

•     GAAP net income was $65.2 million, or $0.57 per share based on 113.4 million weighted-average diluted shares outstanding, as compared to net income of $13.2 million, or $0.12 per share based on 60.6 million weighted-average diluted shares outstanding in 2017.

•     Non-GAAP net income was $40.8 million, or $0.36 per share based on 113.4 million non-GAAP weighted-average diluted shares outstanding, compared to $15.8 million, or $0.15 per share based on 108.6 million non-GAAP weighted-average diluted shares outstanding in 2017.

•     Adjusted EBITDA, a non-GAAP metric, was $49.0 million, compared to $24.1 million in 2017.

Balance Sheet and Cash Flow

•     As of December 31, 2018, CarGurus had cash, cash equivalents, and short-term investments of $157.7 million and no debt.

•     The Company generated $17.1 million in cash from operations and $12.5 million in free cash flow, a non-GAAP metric, during the fourth quarter of 2018 compared to generating $7.1 million in cash from operations and $5.5 million in free cash flow during the fourth quarter of 2017.  For the full year of 2018, the Company generated $51.7 million in cash from operations and $44.2 million in free cash flow compared to generating $25.7 million in cash from operations and $18.3 million in free cash flow in 2017.

Fourth Quarter Business Metrics

•     U.S. revenue was $121.1 million in the fourth quarter of 2018, an increase of 38% compared to $87.5 million in the fourth quarter of 2017. GAAP operating income in the U.S. was $18.0 million, an increase of 126% compared to $8.0 million in the fourth quarter of 2017.

•     International revenue was $5.0 million in the fourth quarter of 2018, an increase of 63% compared to $3.1 million in the fourth quarter of 2017. GAAP operating loss in International markets was ($11.1) million, an increase of 40% compared to a loss of ($7.9) million in the fourth quarter of 2017.

•     Total paying dealers were 31,472 at December 31, 2018, an increase of 14% compared to 27,670 at December 31, 2017.  Of the total paying dealers at December 31, 2018, U.S. and International accounted for 27,534 and 3,938, respectively, compared to 25,122 and 2,548, respectively, at December 31, 2017.

•     Average annual revenue per subscribing dealer (AARSD) in the U.S. was $14,819 as of December 31, 2018, an increase of 23% compared to $12,055 as of December 31, 2017.

•     AARSD in International markets was $4,778 as of December 31, 2018, a decrease of 3% compared to $4,904 as of December 31, 2017.

•        Website traffic and consumer engagement metrics for the fourth quarter of 2018 were as follows:

o    U.S. average monthly unique users were 33.2 million, an increase of 29% compared to 25.7 million in the fourth quarter of 2017. U.S. average monthly sessions were 88.5 million, an increase of 29% compared to 68.5 million in the fourth quarter of 2017.

o    International average monthly unique users were 5.7 million, an increase of 103% compared to 2.8 million in the fourth quarter of 2017. International average monthly sessions were 13.0 million, an increase of 112% compared to 6.1 million in the fourth quarter of 2017.

First Quarter and Full-Year 2019 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

First Quarter 2019:

•	Total revenue	$127 to $130 million
•	Non-GAAP operating income	$7.5 to $9.5 million
•	Non-GAAP EPS	$0.06 to $0.07

The first quarter 2019 non-GAAP earnings per share calculation assumes 114.6 million diluted weighted-average common shares outstanding.

Full-Year 2019:

•	Total revenue	$554 to $566 million
•	Non-GAAP operating income	$46 to $54 million
•	Non-GAAP EPS	$0.35 to $0.40

The full-year non-GAAP earnings per share calculation assumes 115.1 million diluted weighted-average common shares outstanding.  Guidance for the first quarter and full-year 2019 does not include any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to timing, amount, valuation and number of future employee awards and therefore is not available without unreasonable effort.  For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full fiscal year 2018 financial results and first quarter and full fiscal year 2019 financial guidance at 5:00 p.m. Eastern Time today, February 28, 2019. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company's website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on February 28, 2019, until 11:59 p.m. Eastern Time on March 14, 2019, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13687454. In addition, an archived webcast will be available on the Investors section of the Company’s website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q4 2018, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)).  In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.  CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2019 and full-year 2019, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisition of PistonHeads and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K, filed on February 28, 2019 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$34,887	$87,709
Investments	122,800	50,000
Accounts receivable, net of allowance for doubtful accounts of $479 and $494, respectively	13,614	12,577
Prepaid expenses and prepaid income taxes	10,144	5,313
Deferred contract costs	5,253	—
Other current assets	7,410	1,605
Restricted cash	750	—
Total current assets	194,858	157,204
Property and equipment, net	24,269	16,563
Restricted cash	1,921	1,843
Deferred tax assets	38,886	825
Deferred contract costs, net of current portion	7,252	—
Other long–term assets	1,104	159
Total assets	$268,290	$176,594
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,345	$23,908
Accrued expenses, accrued income taxes and other current liabilities	18,654	13,588
Deferred revenue	8,811	4,305
Deferred rent	1,693	1,165
Total current liabilities	63,503	42,966
Deferred rent, net of current portion	9,395	5,648
Other non–current liabilities	1,281	955
Total liabilities	74,179	49,569
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value; 500,000,000 shares authorized; 89,728,223 and 77,884,754 shares issued and outstanding at December 31, 2018 and 2017, respectively	90	78
Class B common stock, $0.001 par value; 100,000,000 shares authorized; 20,702,084 and 28,226,104 shares issued and outstanding at December 31, 2018 and 2017, respectively	21	28
Additional paid–in capital	184,216	185,190
Retained earnings (accumulated deficit)	9,713	(58,499)
Accumulated other comprehensive income	71	228
Total stockholders’ equity	194,111	127,025
Total liabilities and stockholders’ equity	$268,290	$176,594

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$126,090	$90,597	$454,086	$316,861
Cost of revenue(1)	6,871	5,242	24,811	17,609
Gross profit	119,219	85,355	429,275	299,252
Operating expenses:
Sales and marketing	85,991	67,670	315,939	236,165
Product, technology, and development	14,153	8,317	47,866	22,470
General and administrative	11,433	8,590	39,475	22,688
Depreciation and amortization	740	746	2,804	2,655
Total operating expenses	112,317	85,323	406,084	283,978
Income from operations	6,902	32	23,191	15,274
Other income, net:
Interest income	712	303	2,283	869
Other (expense) income	(5)	(63)	10	(306)
Total other income, net	707	240	2,293	563
Income before income taxes	7,609	272	25,484	15,837
(Benefit from) provision for income taxes	(4,841)	(1,995)	(39,686)	2,638
Net income	$12,450	$2,267	$65,170	$13,199
Reconciliation of net income to net income attributable to common stockholders:
Net income	$12,450	$2,267	$65,170	$13,199
Deemed dividend to preferred stockholders	—	—	—	—
Net income attributable to participating securities	—	(223)	—	(6,098)
Net income attributable to common stockholders — basic	$12,450	$2,044	$65,170	$7,101
Net income	$12,450	$2,267	$65,170	$13,199
Deemed dividend to preferred stockholders	—	—	—	—
Net income attributable to participating securities	—	(210)	—	(5,829)
Net income attributable to common stockholders — diluted	$12,450	$2,057	$65,170	$7,370
Net income per share attributable to common stockholders:
Basic	$0.11	$0.02	$0.60	$0.13
Diluted	$0.11	$0.02	$0.57	$0.12
Weighted–average number of shares of common stock used in computing net income per share attributable to common stockholders:
Basic	110,215,116	96,385,889	108,833,028	55,835,265
Diluted	113,390,212	103,169,987	113,364,712	60,637,584

(1) Includes depreciation and amortization expense for the three months ended December 31, 2018 and 2017 and for the year ended December 31, 2018 and 2017 of $524, $379, $2,225 and $1,140, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operating Activities
Net income	$12,450	$2,267	$65,170	$13,199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,264	1,125	5,029	3,795
Unrealized currency (gain) loss on foreign denominated transactions	(134)	32	(190)	128
Deferred taxes	(4,497)	(454)	(39,040)	(1,117)
Provision for doubtful accounts	434	573	1,680	1,117
Stock–based compensation expense	5,843	4,804	20,794	5,028
Amortization of deferred contract costs	1,334	—	3,689	—
Excess tax benefit related to exercise of stock options
Changes in operating assets and liabilities:
Accounts receivable, net	(743)	(3,026)	(1,911)	(7,039)
Prepaid expenses, prepaid income taxes, and other assets	(3,105)	(3,430)	(11,753)	(2,287)
Deferred contracts costs	(3,272)	—	(12,987)	—
Accounts payable	(2,117)	(165)	9,345	6,244
Accrued expenses, accrued income taxes and other current liabilities	5,659	5,776	2,695	5,191
Deferred revenue	1,127	(303)	4,508	962
Deferred rent	2,823	(35)	4,289	227
Other non–current liabilities	58	(15)	405	243
Net cash provided by operating activities	17,124	7,149	51,723	25,691
Investing Activities
Purchases of property and equipment	(4,083)	(910)	(5,956)	(5,157)
Capitalization of website development costs	(544)	(728)	(1,522)	(2,215)
Investments in certificates of deposit	(82,800)	—	(212,800)	(50,000)
Maturities of certificates of deposit	30,000	10,000	140,000	44,774
Net cash (used in) provided by investing activities	(57,427)	8,362	(80,278)	(12,598)
Financing Activities
Initial public offering proceeds	—	47,690	—	47,690
Payment of initial public offering costs	—	(1,180)	(1,142)	(3,308)
Proceeds from issuance of preferred stock	—	—	—	—
Proceeds from exercise of stock options	571	110	3,632	398
Excess tax benefit related to exercise of stock options	—	—	—	—
Cash paid for repurchase of preferred stock, common stock, and vested options	—	—	—	—
Payment of withholding taxes on net share settlements of equity awards	(4,018)	—	(25,885)	—
Net cash (used in) provided by financing activities	(3,447)	46,620	(23,395)	44,780
Impact of foreign currency on cash, cash equivalents, and restricted cash	10	2	(44)	159
Net (decrease) increase in cash, cash equivalents, and restricted cash	(43,740)	62,133	(51,994)	58,032
Cash, cash equivalents, and restricted cash at beginning of period	81,298	27,419	89,552	31,520
Cash, cash equivalents, and restricted cash at end of period	$37,558	$89,552	$37,558	$89,552

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP operating income	$6,902	$32	$23,191	$15,274
Stock-based compensation expense	5,843	4,804	20,794	5,028
Non-GAAP operating income	$12,745	$4,836	$43,985	$20,302

GAAP operating margin	5%	0%	5%	5%
Non-GAAP operating margin	10%	5%	10%	6%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net income	$12,450	$2,267	$65,170	$13,199
Stock-based compensation expense, net of tax(1)	4,616	3,123	16,427	3,268
Change in tax provision from stock-based compensation expense(2)	(4,853)	(41)	(40,765)	(681)
Non-GAAP net income	$12,213	$5,349	$40,832	$15,786
Non-GAAP net income attributable to common stockholders	$12,213	$5,349	$40,832	$15,786
Non-GAAP net income attributable to common stockholders per share:
Basic	$0.11	$0.05	$0.38	$0.15
Diluted	$0.11	$0.05	$0.36	$0.15
Weighted-average number of shares of common stock used in computing non-GAAP net income per share attributable to common stockholders:
GAAP Basic Shares	110,215	96,386	108,833	55,835
Preferred Shares assuming conversion	—	10,533	—	47,954
Total Non-GAAP Basic Shares	110,215	106,919	108,833	103,789
GAAP Diluted Shares	113,390	103,170	113,365	60,638
Preferred Shares assuming conversion	—	10,533	—	47,954
Total Non-GAAP Diluted Shares	113,390	113,703	113,365	108,592
(1) The stock-based compensation amounts reflected in the table above, for 2018 and 2017, are tax effected at the U.S. federal statutory tax rates of 21% and 35%, respectively.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$126,090	$90,597	$454,086	$316,861
Cost of revenue	6,871	5,242	24,811	17,609
Gross profit	119,219	85,355	429,275	299,252
Stock-based compensation expense included in Cost of revenue	90	135	354	151
Non-GAAP gross profit	$119,309	$85,490	$429,629	$299,403

GAAP gross profit margin	95%	94%	95%	94%
Non-GAAP gross profit margin	95%	94%	95%	94%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$6,871	$(90)	$6,781	5%	5%	$5,242	$(135)	$5,107	6%	6%
S&M	85,991	(1,349)	84,642	69%	67%	67,670	(1,803)	65,867	75%	73%
P,T&D(1)	14,153	(2,962)	11,191	11%	9%	8,317	(1,565)	6,752	9%	7%
G&A	11,433	(1,442)	9,991	9%	8%	8,590	(1,301)	7,289	9%	8%
Depreciation & amortization	740	—	740	1%	1%	746	—	746	1%	1%
Operating expenses(2)	$112,317	$(5,753)	$106,564	89%	85%	$85,323	$(4,669)	$80,654	94%	89%
Total expenses	$119,188	$(5,843)	$113,345	95%	90%	$90,565	$(4,804)	$85,761	100%	95%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

	Year Ended December 31,
	2018					2017
	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue	GAAP expense	Stock-based compensation expense	Non-GAAP expense	GAAP expense as a percentage of revenue	Non-GAAP expense as a percentage of revenue
Cost of revenue	$24,811	$(354)	$24,457	5%	5%	$17,609	$(151)	$17,458	6%	6%
S&M	315,939	(5,111)	310,828	69%	68%	$236,165	(1,911)	234,254	75%	74%
P,T&D(1)	47,866	(9,865)	38,001	11%	8%	$22,470	(1,637)	20,833	7%	7%
G&A	39,475	(5,464)	34,011	9%	8%	$22,688	(1,329)	21,359	7%	7%
Depreciation & amortization	2,804	—	2,804	1%	1%	$2,655	—	2,655	1%	1%
Operating expenses(2)	$406,084	$(20,440)	$385,644	89%	85%	$283,978	$(4,877)	$279,101	90%	88%
Total expenses	$430,895	$(20,794)	$410,101	95%	90%	$301,587	$(5,028)	$296,559	95%	94%
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net income	$12,450	$2,267	$65,170	$13,199
Depreciation and amortization	1,265	1,125	5,029	3,795
Stock-based compensation expense	5,843	4,804	20,794	5,028
Other (income), net	(707)	(240)	(2,293)	(563)
(Benefit from) provision for income taxes	(4,841)	(1,995)	(39,686)	2,638
Adjusted EBITDA	$14,010	$5,961	$49,014	$24,097

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net cash and cash equivalents provided by operating activities	$17,124	$7,149	$51,723	$25,691
Purchases of property and equipment	(4,083)	(910)	(5,956)	(5,157)
Capitalization of website development costs	(544)	(728)	(1,522)	(2,215)
Non-GAAP free cash flow	$12,497	$5,511	$44,245	$18,319

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.  While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as GAAP net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, other (income), net, the (benefit from) provision for income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.  These non-GAAP financial measures exclude the effect of stock-based compensation expense.  Non-GAAP net income and non-GAAP income per share also exclude the change in tax provision from stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, stock-based compensation expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to our Enhanced or Featured Listing product at the end of a defined period.

We define AARSD, which is measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

For each of our websites, we define a monthly unique user as an individual who visited such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses one of our websites during a calendar month. If an individual accesses one of our websites using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

Investor Contact:

Rodney Nelson

Director, Investor Relations

888-508-1190

investors@cargurus.com